AMENDMENT

This agreement (the “Amendment”) is made and entered into on July 16, 2004 by and between Media and Entertainment.com, Inc. (“M&E”) and Winsonic Holdings, Ltd. (“Winsonic”).

W I T N E S S E T H

WHEREAS, M&E and Winsonic have entered into an Addendum dated December 11, 2003, as last amended on June 14, 2004, to the Existing Agreement between M&E and Winsonic;

WHEREAS, M&E and Winsonic desire further to amend the Addendum conditioned upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and the covenants and agreements hereinafter set forth, the parties agree as follows:

1.

The last sentence in paragraph 9 is revised to read as follows:  “The new agreement finalizing this binding Addendum shall close upon the approval of the Audited Financials no later than the later of (x) August 13, 2004 and (y) the 60th day following the effective date of execution of said new agreement finalizing this binding Addendum.”

2.

Other than as provided herein, the Addendum remains in full force and effect.

IN WITNESS WHEREAS, the parties hereto have executed this Amendment as of the day and year first above written.

MEDIA AND ENTERTAINMENT.COM, INC.

By:   /s/ Jon J. Jannotta

Jon J. Jannotta, V.P.

WINSONICS HOLDING, LTD.

By:   /s/ Winston Johnson

Winston Johnson, Chairman